Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 1, 2016, relating to the consolidated financial statements of Automoney Inc. and its subsidiaries (which report expresses an unmodified opinion and includes an emphasis of matter paragraph regarding going concern), appearing in the Amendment No. 1 to Baozun Inc.’s Annual Report on Form 20-F/A for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
November 25, 2016